EXHIBIT 99.1

AMERICAN LEARNING CORPORATION’S

COMMON STOCK TO BEGIN TRADING ON THE OTCQB MARKET

JERICHO, NY, March 22, 2013: American Learning Corporation (the “Company”) announced that the delisting of its common stock from the NASDAQ Stock Market LLC became effective at the close of trading today. The Company’s common stock will begin trading on the OTCQB Marketplace (“OTCQB”) under the ticker symbol “ALRN” commencing Monday, March 25, 2013. Investors will be able to view the Real Time Level II stock quotes for ALRN at http://www.otcmarkets.com/stock/ALRN/quote.

The move to OTCQB does not change the Company’s reporting obligations with the U.S. Securities and Exchange Commission pursuant to the requirements of Section 12(g) of the Securities Exchange Act of 1934, as amended. Accordingly, the Company will continue to file its Quarterly Reports on Form 10-Q, Annual Report on Form 10-K and Current Reports on Form 8-K.

American Learning Corporation, through its wholly owned subsidiaries, Interactive Therapy Group Consultants, Inc. and Signature Learning Resources, Inc., offers a comprehensive range of services to children with developmental delays and disabilities.

For further information contact: Gary J. Knauer, Chief Financial Officer, American Learning Corporation, One Jericho Plaza, Jericho, NY 11753; telephone number (516) 938-8000.